SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

AMERUS GROUP CO.

(Name of Registrant as Specified In Its Charter)

AMERUS GROUP CO.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AmerUs Group Co.	Roger K. Brooks
699 Walnut Street	Chairman, President &
Des Moines, IA 50309-3948	Chief Executive Officer

March 24, 2003

Dear Shareholder:

      I am pleased to invite you to attend the annual meeting of shareholders of AmerUs Group Co. to be held on Thursday, May 8, 2003, at 2:00 p.m., Des Moines local time, at the AmerUs Conference Center, Hub Tower, 3rd Floor, 699 Walnut Street, Des Moines, Iowa.

      This booklet includes the notice of annual meeting and the proxy statement, which contain information about the formal business to be acted on by the shareholders. The meeting will also feature a report on the operations of the Company, followed by a question and discussion period.

      I hope that you will be able to attend the meeting. However, whether or not you plan to attend in person, please complete, sign, date and return the enclosed proxy card promptly to ensure that your shares will be represented. If you do attend the meeting and wish to vote your shares personally, you may revoke your proxy at any time before it is exercised.

      Thank you for your ongoing support and continued interest in AmerUs Group.

Very truly yours,

Roger K. Brooks
Chairman, President &
Chief Executive Officer

Your vote is important.

PROXY STATEMENT FOR 2003
PROPOSAL 1 ELECTION OF DIRECTORS
BOARD STRUCTURE AND COMPENSATION
Corporate Governance Practices
Director Compensation
BENEFICIAL OWNERSHIP OF COMMON STOCK
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
Option Grants Table
Option Exercises and Values Table
Stock Incentive Plans
Executive Stock Purchase Plan
Savings and Profit Sharing Plans
Supplemental Benefit Agreement
HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
EQUITY COMPENSATION PLAN INFORMATION
Equity Compensation Plans not Approved by Security Holders
PROPOSAL 2 APPROVAL OF THE AMERUS GROUP CO. 2003 STOCK INCENTIVE PLAN
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Independent Auditor Fees
PROPOSAL 3 SELECTION OF AUDITORS
CERTAIN TRANSACTIONS AND RELATIONSHIPS
Loan Guarantee
Section 16(a) Beneficial Ownership Reporting Compliance
OTHER MATTERS
APPENDIX I AMERUS GROUP CO. 2003 STOCK INCENTIVE PLAN

699 Walnut Street
Des Moines, Iowa 50309-3948

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS
to be held May 8, 2003

To the Shareholders:

      The annual meeting of shareholders of AmerUs Group Co. (the “Company”) will be held on Thursday, May 8, 2003, at 2:00 p.m., Des Moines local time, at the AmerUs Conference Center, Hub Tower, 3rd Floor, 699 Walnut Street, Des Moines, Iowa, for the following purposes:

1.	to elect three directors to serve for three year terms;

2.	to approve the Company’s 2003 Stock Incentive Plan;

3.	to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 2003 fiscal year; and

4.	to transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the proxy statement accompanying this notice.

      The board of directors has fixed the close of business on March 17, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. Accordingly, only shareholders of record on that date are entitled to vote at the annual meeting or any adjournments thereof.

      All shareholders are invited to attend the meeting in person. However, to ensure that your shares are represented at the meeting, please complete, sign, date and return the enclosed proxy card in the accompanying reply envelope as promptly as possible.

By Order of the board of directors

James A. Smallenberger
Senior Vice President and Secretary

March 24, 2003

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED PRE-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

2003 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PROXY STATEMENT FOR 2003	1
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
PROPOSAL 1 — ELECTION OF DIRECTORS	6
BOARD STRUCTURE AND COMPENSATION	9
Corporate Governance Practices	10
Director Compensation	10
BENEFICIAL OWNERSHIP OF COMMON STOCK	11
EXECUTIVE COMPENSATION AND RELATED INFORMATION	13
Summary Compensation Table	13
Option Grants Table	15
Option Exercises and Values Table	16
Stock Incentive Plans	16
Executive Stock Purchase Plan	16
Savings and Profit Sharing Plans	17
Frozen Pension Plan	18
Supplemental Benefit Agreement	18
HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	19
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	20
PERFORMANCE GRAPH	21
EQUITY COMPENSATION PLAN INFORMATION	22
PROPOSAL 2 — APPROVAL OF THE AMERUS GROUP CO. 2003 STOCK INCENTIVE PLAN	23
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	27
INDEPENDENT AUDITOR FEES	27
PROPOSAL 3 — SELECTION OF AUDITORS	28
CERTAIN TRANSACTIONS AND RELATIONSHIPS	29
Loan Guarantee	29
Section 16(a) Beneficial Ownership Reporting Compliance	29
OTHER MATTERS	30
APPENDIX I — AMERUS GROUP CO. 2003 STOCK INCENTIVE PLAN	A-1

699 Walnut Street
Des Moines, Iowa 50309-3948

PROXY STATEMENT FOR 2003

      This proxy statement is furnished to shareholders by the board of directors of AmerUs Group Co. (the “Company”) in connection with the solicitation of proxies for use at the annual meeting of shareholders of the Company to be held at the AmerUs Conference Center, Hub Tower, 3rd Floor, 699 Walnut Street, Des Moines, Iowa, on Thursday, May 8, 2003, at 2:00 p.m., Des Moines local time, and at any adjournments thereof.

      This proxy statement, notice of annual meeting of shareholders and the accompanying proxy card are being mailed to shareholders beginning on or about March 24, 2003. The Company’s 2002 Annual Report and Annual Report on Form 10-K are being mailed to shareholders with this proxy statement.

General Information about the Annual Meeting and Voting

      The board of directors has fixed the close of business on March 17, 2003, as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournments thereof. On the Record Date, 39,045,197 shares of the Company’s common stock were outstanding and entitled to vote at the meeting. Each share of common stock entitles the holder thereof to one vote on each matter to be voted on at the annual meeting. There were no shares of voting preferred stock outstanding as of the Record Date. Set forth below are questions and answers about the proxy materials and the annual meeting.

     1.     Why am I receiving these materials?

      The Company’s board of directors is providing these proxy materials for you in connection with the Company’s annual meeting of shareholders, which will take place on May 8, 2003. Shareholders are invited to attend the annual meeting and vote on the proposals described in this proxy statement. If you are unable to attend, you can submit the enclosed proxy card to ensure your shares will be represented at the meeting.

     2.     What information is contained in these materials?

      The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the structure of the board and the compensation of directors, the compensation of our most highly-paid officers and certain other required information.

     3.     What proposals will be voted on at the annual meeting?

      There are three proposals scheduled to be voted on at the annual meeting:

•	the election of three directors for three-year terms;

•	the approval of the Company’s 2003 Stock Incentive Plan; and

•	the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2003 fiscal year.

     4. What are the Company’s voting recommendations?

      The Company’s board of directors recommends that you vote your shares “FOR” each of the nominees to the board of directors; “FOR” the approval of the Company’s 2003 Stock Incentive Plan; and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2003 fiscal year.

     5. What shares owned by me can be voted?

      All shares owned by you as of the close of business on the Record Date may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include all shares that you may own in any of the following ways: (1) held directly in your name as the shareholder of record; (2) held for you as the beneficial owner through a stockbroker, bank or other nominee; or (3) shares held through the Company’s 401(k) Plan, which is also called the All*AmerUs Savings and Retirement Plan.

     6. What is the difference between holding shares as a shareholder of record and as a beneficial owner?

      As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

      If your shares are registered directly in your name with the Company’s transfer agent, Mellon Investor Services, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting. The Company has enclosed a proxy card for you to use. You may also vote by Internet or by telephone as described under question 8 below, “How can I vote my shares without attending the annual meeting?”

Beneficial Owner

      If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and you are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the annual meeting unless you obtain a signed proxy from the record holder. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. You may also vote by Internet or by telephone as described under question 8 below, “How can I vote my shares without attending the annual meeting?”

     7. How can I vote my shares in person at the annual meeting?

      Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, the Company recommends that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the annual meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

     8. How can I vote my shares without attending the annual meeting?

      You may vote by any one of three different methods:

•	In writing: You can vote by signing and dating the enclosed proxy card and returning it in the enclosed envelope.

•	By telephone or the Internet: You can vote your proxies by touchtone telephone from within the U.S., using the toll-free telephone number on the proxy card, or by the Internet using the procedures and instructions described on the proxy card. Shareholders who own their common stock through a broker, also known as “street name” holders, may vote by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers found on the proxy card, are designed to authenticate shareholders identities, to allow shareholders to vote their shares of common stock and to confirm that their instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be paid by the shareholder.

•	In person: You may vote in person at the annual meeting. Shares held beneficially may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

9.	Can I change my vote?

      You may change your proxy instructions at any time prior to the vote at the annual meeting. You may accomplish this by entering a new vote by Internet or telephone or by granting a new proxy card bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

10.	How are votes counted?

      In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the proposals regarding the Company’s 2003 Stock Incentive Plan and for the ratification of Ernst & Young LLP, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the board of directors. Any undirected shares that you hold in the All*AmerUs Savings and Retirement Plan will be voted in proportion to the way the other All*AmerUs Savings and Retirement Plan shareholders vote their All*AmerUs Savings and Retirement Plan shares.

11.	What is the quorum requirement for the annual meeting?

      A quorum is necessary to hold a valid meeting. The quorum requirement for holding the annual meeting and transacting business is the presence at the meeting of a majority of the shares of common stock outstanding entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. The inspector of election will treat shares represented by proxies that reflect abstentions or include broker non-votes as shares present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to a proposal on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote such shares.

12.	What is the voting requirement to approve each of the proposals?

      If a quorum exists, the following requirements apply for each proposal:

•	Proposal No. 1 (election of three directors): the three nominees who receive the highest number of votes will be elected.

•	Proposal No. 2 (approval of the Company’s 2003 Stock Incentive Plan): the Plan will be approved if more votes are cast favoring the proposal than votes are cast opposing the proposal.

•	Proposal No. 3 (ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 2003 fiscal year): the appointment will be ratified if more votes are cast favoring the proposal than votes are cast opposing the proposal.

•	To be approved, all other proposals must receive more votes favoring the proposal than votes opposing the proposal.

13.	What happens if additional proposals are presented at the annual meeting?

      Other than the three proposals described in this proxy statement, the Company does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders (Roger K. Brooks, the Company’s chairman, president and chief executive officer; Thomas C. Godlasky, the Company’s executive vice president and chief investment officer; and James A. Smallenberger, the Company’s senior vice president and secretary) will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of the Company’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board.

14.	Who will count the vote?

      A representative of Mellon Investor Services LLC, the Company’s transfer agent, will tabulate the votes and act as the inspector of election.

15.	Is my vote confidential?

      Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed to the Company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the board of directors. Occasionally, shareholders provide written comments or questions on their proxy card, which are then forwarded to the Company’s management for follow-up.

16.	Who will bear the cost of soliciting votes for the annual meeting?

      The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by the Company’s board of directors, officers and employees, who will not receive any additional compensation for such solicitation activities. The Company has retained the services of Georgeson Shareholder Communications Inc. (“Georgeson”) to aid in the solicitation of your proxy. The Company estimates that it will pay Georgeson a fee of $7,500 plus reimbursement for out-of-pocket expenses for its services. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

17.	What does it mean if I receive more than one proxy or voting instruction card?

      It means you own shares with two or more different registrations or types of ownership, or in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

18.	Where can I find the voting results of the annual meeting?

      The Company will announce preliminary voting results at the annual meeting and publish final results in the Company’s quarterly report on Form 10-Q for the second quarter of fiscal 2003.

19.	How can I view the shareholder list?

      A complete list of shareholders entitled to vote at the annual meeting will be available at the AmerUs Conference Center, Hub Tower, 3rd Floor, 699 Walnut Street, Des Moines, Iowa. You may access this list at the Company’s offices at 699 Walnut Street, Des Moines, Iowa, during ordinary business hours for a period of ten days before the annual meeting.

      Multiple Shareholders Sharing the Same Address. The Securities and Exchange Commission’s rules regarding delivery of proxy statements and annual reports permit us to deliver a single proxy statement and annual report to one address shared by two or more of our shareholders. This practice, known as “householding,” is designed to reduce our printing and postage costs. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple shareholders who share an address, unless we received instructions to the contrary from any shareholder at that address. If any shareholder residing at such an address wishes to receive a separate annual report or proxy statement for this meeting or in the future, they must contact our transfer agent, Mellon Investor Services, by phone (toll-free) at 1-800-304-9709 or by mail at PO Box 3315, South Hackensack, NJ 07606, attention Shareholder Correspondence. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting Mellon Investor Services in the same manner.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s board of directors is presently composed of eleven members, divided into three classes. Each class serves for three years on a staggered-term basis. There are three nominees for election to the Company’s board of directors this year.

      The terms of the following directors expire at the annual meeting to be held on May 8, 2003: David A. Arledge, Malcolm Candlish, John W. Norris, Jr. and John A. Wing. Mr. Candlish has decided to retire from the board at the end of his term and accordingly, he will not stand for reelection. The board of directors’ nominees to positions on the board expiring in May 2006 are: David A. Arledge, John W. Norris, Jr. and John A. Wing.

      The following paragraphs set forth the principal occupation of, and certain other information relating to, each director and nominee for director for the last five years. Directors who are nominees for election at the 2003 annual meeting are listed first. Ages shown for all directors are as of February 28, 2003. There are no family relationships among the Company’s directors or any executive officer.

      DAVID A. ARLEDGE — NOMINEE — Naples, Florida.

Director, Realty Group of Naples, LLC, a real estate investment firm, Naples, Florida, since January 2002. Following his retirement from The Coastal Corporation, an energy holding company, Houston, Texas, upon its acquisition by El Paso Corporation, an integrated energy company, Houston, Texas, in January 2001, Mr. Arledge was the non-executive vice chairman of the board of directors of El Paso Corporation from January 2001 to November 2001. While at The Coastal Corporation, Mr. Arledge served as chairman, president and/or chief executive officer from July 1993 to January 2001 and from 1983 to July 1993, he served in various executive positions in finance, including vice president, senior vice president and executive vice president and chief financial officer. Mr. Arledge is a director of Enbridge, Inc. and has been a director of the Company since October 2002. His current term expires May 8, 2003. He is 58 years of age.

      JOHN W. NORRIS, Jr. — NOMINEE — Dallas, Texas.

Chairman of Lennox International, Inc. (“Lennox”), a manufacturer of heating and air conditioning equipment, Dallas, Texas, since January 2001, and chairman and chief executive officer of Lennox from January 1991 to January 2001. He has served as a director of Lennox since 1966. Mr. Norris has been a director of the Company since its formation in July 1996, and previously served as a director of predecessor or affiliated companies since 1974. His current term expires May 8, 2003. He is 67 years of age.

      JOHN A. WING — NOMINEE — Chicago, Illinois.

Professor of Law and Finance for the Center for Law and Financial Markets at the Illinois Institute of Technology (the “Center”), Chicago, Illinois, since August 2001, and also served as executive director of the Center from July 1998 to August 2001. Previously, Mr. Wing was chairman and chief executive officer of ABN AMRO Incorporated from January 1997 to July 1998. Prior to that time, Mr. Wing was chairman and chief executive officer of The Chicago Corp. from January 1981 to January 1997. Mr. Wing is a director of Labe Diversified Financial, Inc., Liberty Acorn Fund Trust and Margo Caribe, Inc. Mr. Wing has been a director of the Company since September 2000, and previously served as a director of predecessor or affiliated companies since 1991. His current term expires May 8, 2003. He is 67 years of age.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

EACH OF THE NOMINEES LISTED ABOVE.

The following directors, except for Mr. Candlish, serve for terms that expire after 2003:

      JOHN R. ALBERS — Dallas, Texas.

President and chief executive officer of Fairfield Enterprises, Inc., a holding company for investments and real estate, Dallas, Texas, since April 1995. From August 1988 to April 1995, Mr. Albers was chairman, chief executive officer and president of Dr. Pepper/Seven-Up Companies, Dallas, Texas. Mr. Albers is a director of AMAL Corporation (“AMAL”), a joint venture between Ameritas Life Insurance Corp. and AmerUs Life Insurance Company (“AmerUs Life”). AmerUs Life is one of the Company’s principal subsidiaries and owns 34% of AMAL. Mr. Albers has been a director of the Company since its formation in July 1996, and previously served as a director of predecessor or affiliated companies since 1983. His current term expires in May 2005. He is 71 years of age.

      ROGER K. BROOKS — Des Moines, Iowa.

Chairman, president and chief executive officer of the Company since May 1997 and president and chief executive officer from its formation in July 1996 to May 1997. Previously, Mr. Brooks was the chief executive officer of predecessor or affiliated companies since 1974. He is a director of AMAL. Mr. Brooks has been a director of the Company since its formation in July 1996, and previously served as a director of predecessor or affiliated companies since 1971. His current term expires in May 2004. He is 65 years of age.

      MALCOLM CANDLISH — Osprey, Florida.

Consultant and private investor since May 1998. Previously, Mr. Candlish was chairman of First Alert, Inc., Aurora, Illinois, from October 1992 until April 1998, chairman, president and chief executive officer from May 1996 to October 1996 and chairman and chief executive officer from December 1992 to May 1996. He is a director of The Black & Decker Corporation. Mr. Candlish has been a director of the Company since its formation in July 1996, and previously served as a director of predecessor or affiliated companies since 1987. His current term expires May 8, 2003 and he will retire from the board on that date. He is 67 years of age.

      ALECIA A. DeCOUDREAUX — Indianapolis, Indiana.

Secretary and deputy general counsel of Eli Lilly and Company, a pharmaceutical company, Indianapolis, Indiana, since November 1999. Since 1980, Ms. DeCoudreaux has served in various legal and executive positions with Eli Lilly and Company. Ms. DeCoudreaux joined the Company’s board of directors in 2001. Previously, she served as a director of Indianapolis Life Insurance Company (“ILICO”) from 1997 to 2001. Her current term expires in May 2005. She is 48 years of age.

      THOMAS F. GAFFNEY — Tierra Verde, Florida.

Principal, The Anderson Group, Inc., a private equity investment firm, Bloomfield Hills, Michigan, since January 2002. From July 1997 to January 2002, he was managing director of Raymond James Capital, Inc. From 1990 to 1997, Mr. Gaffney was a private investor. Mr. Gaffney has been a director of the Company since its formation in July 1996, and previously served as a director of predecessor or affiliated companies since 1983. His current term expires in May 2005. He is 57 years of age.

      ANDREW J. PAINE, Jr. — Indianapolis, Indiana.

Prior to his retirement in 1998, Mr. Paine was president and chief executive officer of NBD Bank, N.A. and executive vice president of First Chicago NBD Corporation, Indianapolis, Indiana, from December 1995 to October 1998. Since 1979, Mr. Paine served in various executive positions with NBD Indiana, Inc. and NBD Bancorp and predecessor companies. Mr. Paine joined the Company’s board of directors in 2001. Previously, he served as a director of ILICO from 1982 to 2001. His current term expires in May 2005. He is 65 years of age.

      JACK C. PESTER — Houston, Texas.

Chairman of Pester Marketing Company, a retail chain marketer of petroleum products, Houston, Texas, since July 1995. Mr. Pester is also chairman of the Executive Committee of KFx, Inc., an energy conversion and technology processing company, Denver, Colorado, since May 1999. From March 1987 to May 1999, Mr. Pester was senior vice president of The Coastal Corporation. He is a director of KFx, Inc. and AMAL. Mr. Pester has been a director of the Company since its formation in July 1996, and previously served as a director of predecessor or affiliated companies since 1981. His current term expires in May 2005. He is 68 years of age.

      F.A. WITTERN, Jr. — Des Moines, Iowa.

Chairman and chief executive officer of The Wittern Group, Des Moines, Iowa, a conglomerate of private companies involved in manufacturing, financial services, equipment leasing and international trade in the automatic merchandising industry. Mr. Wittern has been a director of the Company since February 1999. His current term expires in May 2004. He is 65 years of age.

      Ms. DeCoudreaux and Mr. Paine were each nominated in February 2002 to the board of directors for a three-year term expiring in May 2005 in accordance with a Combination and Investment Agreement dated February 18, 2000, pursuant to which the Company acquired ILICO in September 2001. They were elected to the board of directors by the Company’s shareholders at the annual meeting of shareholders held on May 9, 2002.

BOARD STRUCTURE AND COMPENSATION

      The board of directors is divided into three classes serving three-year terms. The board has 11 directors and the following five committees: (1) audit; (2) finance and strategy; (3) human resources and compensation; (4) investment and risk management; and (5) nominating and corporate governance.

      The board of directors meets on a regularly scheduled basis. During 2002, the board held four regular meetings and one special meeting. Each director attended at least 75 percent of all board meetings and applicable committee meetings. The board of directors has assigned certain responsibilities to committees. Each regularly-scheduled board meeting includes an executive session with only non-management directors present.

      The audit committee is responsible for overseeing the Company’s auditing, accounting, financial reporting and internal control functions. The committee is solely responsible for the appointment and replacement of the independent auditors and directly responsible for the compensation and oversight of the work of independent auditors. In addition, the Committee reviews the independence of, and the non-audit services provided by, the Company’s independent auditors. In discharging its duties, the audit committee is expected to:

•	review the Company’s financial statements and disclosures and U.S. Securities and Exchange Commission filings;

•	review and approve the scope of the annual external and internal audits and independent auditors’ fees;

•	meet independently with the Company’s internal auditing staff, independent auditors and senior management;

•	review the general scope of the Company’s accounting, financial reporting, annual audit and internal audit functions, matters relating to internal control functions, and results of the annual audit;

•	review disclosures from the Company’s independent auditors regarding Independence Standards Board Standard No. 1.

      Members of the audit committee, which met four times during 2002, are Andrew J. Paine, Jr., (Chairman), David A. Arledge, Malcolm Candlish and Jack C. Pester. All members are independent directors as defined by the listing standards of the New York Stock Exchange (“NYSE”).

      The finance and strategy committee reviews long-term financial and business strategies and major corporate actions. The committee also makes recommendations to the board of directors regarding the sale, issuance and repurchase of debt and equity securities and reviews other actions regarding the capital of the Company. Members of the finance and strategy committee, which met three times during 2002, are Thomas F. Gaffney (chairman), John R. Albers, John A. Wing and F.A. Wittern, Jr. All members are non-employee directors.

      The human resources and compensation committee determines the compensation of the chief executive officer and reviews and recommends the compensation for executive officers, including base salary, incentive compensation and other benefits. The committee administers the Company’s stock option plans. The committee also has oversight responsibility with respect to executive management performance and the effectiveness of the Company’s compensation policy and employee benefit programs and executive management succession plans. Members of the human resources and compensation committee, which met five times during 2002, are John W. Norris, Jr. (chairman), Malcolm Candlish, Alecia A. DeCoudreaux and Thomas F. Gaffney. All members are non-employee directors.

      The investment and risk management committee reviews, approves and monitors compliance with policies governing the investment portfolio and the use of derivatives. Members of the investment and risk management committee, which met four times during 2002, are John A. Wing (chairman), Andrew J. Paine, Jr. and F.A. Wittern, Jr. All members are non-employee directors.

      The nominating and corporate governance committee oversees the composition, structure and evaluation of the board and its committees, develops and maintains a set of corporate governance guidelines, monitors and safeguards the independence of the board and recommends to the board a slate of directors for election by shareholders at each annual meeting and proposes to the board candidates to fill vacancies on the board of directors. The committee will consider nominees recommended by shareholders provided such recommendations are made in accordance with procedures described in this proxy statement under Shareholder Proposals for the 2004 annual meeting. Members of the nominating and corporate governance committee, which met five times during 2002, are Jack C. Pester (chairman), John R. Albers, Alecia A. DeCoudreaux and John W. Norris, Jr. All members are non-employee directors. The chairman of the nominating and corporate governance committee acts as presiding director at the executive sessions of non-management directors.

Corporate Governance Practices

      Information about the Company’s corporate governance practices can be found at the Company’s website (www.amerus.com) under the section titled “For Investors.” The section includes the Company’s:

•	Audit Committee Charter

•	Code of Business Conduct and Ethics

•	Corporate Governance Guidelines

•	Human Resources and Compensation Committee Charter

•	Nominating and Corporate Governance Committee Charter

Director Compensation

      For their services on the board of directors, non-employee directors are paid $20,000 per year, $2,000 for each board meeting attended and $1,000 for each committee meeting attended. The presiding director and the chairman of each of the five committees receive an additional $4,000 per year.

      Non-employee directors participate in both the Non-Employee Director Stock Plan (“Director Plan”), which was approved by the Company’s shareholders on December 4, 1996, and the AmerUs Group 2000 Stock Incentive Plan, which was approved by the Company’s shareholders on May 5, 2000. Under these respective plans, options to purchase 2,500 shares of the Company’s common stock were automatically granted to each non-employee director on the first business day of each year beginning in 1998 and 3,500 shares beginning in 2002. The exercise price for all non-employee director options granted under the plans is 100 percent of the fair market value of the shares on the date of grant. All such options vest and become exercisable in equal installments on the first, second and third anniversary of the date of grant, assuming continued service on the board of directors.

      Non-employee directors may elect under the plans to take all or part of their director fees in the Company’s common stock. Directors making this election will receive the number of shares equal to the dollar amount of director fees, which the director has elected to receive in the form of stock, divided by 75 percent of the fair market value of the stock as of each payment date. Each director making this election must enter into an agreement which restricts the stock from being sold, transferred, pledged or assigned for a period of not less than two years from the purchase date.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Directors and Executive Officers

      The following table sets forth the beneficial ownership of the Company’s common stock as of February 28, 2003, for each of the directors and director nominees, the executive officers named in the Summary Compensation Table on page 13, and all directors and executive officers as a group (which includes executive officers not named in the Summary Compensation Table). No person or entity was known by the Company to own five percent or more of the Company’s Common Stock as of February 28, 2003.

	Amount
	and Nature
	of Beneficial	Percent of
Name	Ownership(1)	Class(2)

John R. Albers(9)	30,334	*
David A. Arledge(4)(9)	4,530	*
Roger K. Brooks(3)(5)(8)	1,059,066	2.7%
Malcolm Candlish(9)(10)	22,731	*
Alecia A. DeCoudreaux(9)	2,103	*
Thomas F. Gaffney(6)(9)(10)	31,037	*
John W. Norris, Jr.(9)(10)	18,923	*
Andrew J. Paine, Jr.(9)(10)	3,264	*
Jack C. Pester(9)(10)	18,919	*
John A. Wing(9)	21,198	*
F.A. Wittern, Jr.(9)(10)	6,475	*
Thomas C. Godlasky(3)(7)(8)	276,996	*
Mark V. Heitz(3)(8)	434,384	1.1%
Gary R. McPhail(3)(8)	238,490	*
Melinda S. Urion(3)(8)	17,557	*
Directors and executive officers as a group (17 persons)	2,394,289	5.9%

(1)	Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares shown. Some directors and executive officers share the voting and dispositive power over their shares with their spouses as community property, joint tenants or tenants in common.

(2)	An “*” indicates that the individual’s beneficial ownership of the Company’s common stock is less than one percent.

(3)	Includes beneficial interest in shares of the Company’s common stock held pursuant to the Company’s Savings & Retirement Plan (as defined on page 17). The attributed shares owned by the Company’s Savings & Retirement Plan are voted by the trustees as directed by their respective participants.

(4)	Includes 2,500 shares of common stock awarded to Mr. Arledge upon appointment to the board of directors. The shares were awarded pursuant to the Company’s 2000 Stock Incentive Plan, which has vesting and transfer restrictions for three years after the date of award. Also includes 30 shares of common stock acquired as a result of a dividend reinvestment feature on these restricted shares.

(5)	Includes 7,000 shares owned by his spouse.

(6)	Includes 9,442 shares owned by his spouse through the Donna L. Gaffney Trust.

(7)	Includes 12,063 shares and 669 shares of common stock owned by his spouse and his daughter, respectively.

(8)	Includes shares of common stock that may be purchased upon the exercise of employee stock options exercisable on February 28, 2003 or within sixty days thereafter: Mr. Brooks, 800,000; Mr. Heitz, 297,979; Mr. McPhail, 180,000; Mr. Godlasky, 178,333; Ms. Urion, 16,667; and all executive officers as a group, 1,598,981.

(9)	Includes shares of common stock that were granted pursuant to the Company’s Non-Employee Director Stock Option Plan and the Company’s 2000 Stock Incentive Plan and may be purchased upon the exercise of stock options exercisable on February 28, 2003 or within sixty days thereafter: Mr. Albers, 10,334; Mr. Arledge, 0; Mr. Candlish, 10,334; Ms. DeCoudreaux, 1,167; Mr. Gaffney, 10,334; Mr. Norris, 10,334; Mr. Paine, 1,167; Mr. Pester, 10,334; Mr. Wing, 10,334 and Mr. Wittern, 2,834.

(10)	Includes shares of common stock that were acquired through the Non-Employee Director Stock Plan and the Company’s 2000 Stock Incentive Plan which have vesting and transfer restrictions for two (2) years after the date of purchase: Mr. Candlish, 3,409; Mr. Gaffney, 3,555; Mr. Norris, 3,306; Mr. Paine, 2,097; Mr. Pester, 3,692; and Mr. Wittern, 2,641.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

      The following Summary Compensation Table sets forth certain information concerning compensation for services rendered in all capacities awarded or paid by the Company including compensation paid by AmerUs Life, AmerUs Annuity Group Co. (“AAG”) or AmerUs Capital Management to its Chief Executive Officer and the other named executive officers (collectively, the “Named Executive Officers”) during the years ended December 31, 2002, 2001, and 2000:

Summary Compensation Table

		Annual Compensation				Long-Term Compensation

						Restricted	Securities
				Other Annual		Stock	Underlying	LTIP	All Other
Name and	Fiscal		Bonus(A)	Compensation		Award(s)	Options/SARs	Payouts(D)	Compensation
Principal Position	Year	Salary($)	($)	($)		($)	(B)(#)	($)	(C)($)

Roger K. Brooks	2002	$710,000	$710,000	$—		$—	$120,000	$—	$265,201
Chairman, President and	2001	625,000	945,000	—		—	150,000	—	350,067
Chief Executive Officer	2000	575,000	1,100,000	—		—	195,000	—	257,607
of the Company
Thomas C. Godlasky	2002	475,000	250,000	—		—	60,000	—	100,367
Executive Vice President	2001	400,000	500,000	—		—	50,000	—	82,267
and Chief Investment	2000	365,000	450,000	—		—	55,000	—	79,497
Officer of the Company
and President of
AmerUs Capital Management
Mark V. Heitz	2002	400,000	175,000	310,000(D	)	—	50,000	—	100,104
President and Chief	2001	375,000	325,000	310,000(D	)	—	50,000	—	65,931
Executive Officer of	2000	362,500	300,000	310,000(D	)	—	55,000	—	89,791
AmerUs Annuity Group,
American Investors Life
Insurance Company and
Financial Benefit Life
Insurance Company
Gary R. McPhail	2002	400,000	300,000	—		—	50,000	—	46,790
President and Chief	2001	375,000	175,000	—		—	50,000	—	55,426
Executive Officer of	2000	362,500	325,000	—		—	50,000	—	57,311
AmerUs Life and
ILICO
Melinda S. Urion	2002	325,000	175,000	—		—	50,000	—	28,759
Executive Vice President	2001	—	—	—		—	—	—	—
Chief Financial Officer of	2000	—	—	—		—	—	—	—
the Company

(A)	The Company’s management incentive plan is composed of a plan for senior executives (“SEIP”) and a plan for other management employees (“MIP”). In 2000 and 2002, the SEIP provided for an incentive pool of money using a formula driven by increasing the Company’s earnings per share. In 2001, the SEIP incentive pool was calculated using a formula driven by operating earnings and company-wide expense reductions. Pursuant to the SEIP, bonuses shown for 2000, 2001 and 2002 were paid in 2001, 2002 and 2003 respectively. The SEIP also provides that employees participating in the plan are eligible to defer a portion of their annual bonus to purchase phantom stock units at a price per unit equal to the fair market value of the Company’s common stock on the date of purchase. For the current year, the Company matched up to 50 percent of the phantom stock units purchased pursuant to the deferral program up to a total of $20,000 per each deferral. On the third anniversary of the employee’s deferral, the employee may elect to re-defer the original deferral and company match for an additional three years. If the employee elects not to re-defer, the Company then pays the employee an amount in cash determined by multiplying the number of units times the fair market value of the Company’s common stock on that date, provided the employee continues to be employed by the Company or one of its subsidiaries on that date. The entire Company match is forfeited if the employee’s employment terminates prior to the third anniversary of the employee’s deferral. The human resources and compensation committee of the board of directors determines each year the maximum amount of bonus that can be deferred and the percentage match of the Company. For the 2002 bonus paid in 2003, the following amounts were deferred: Mr. Brooks — $100,000; Mr. Godlasky — $0; Mr. McPhail — $40,000; Mr. Heitz — $40,000; and Ms. Urion — $175,000. The Company match was 50 percent up to a maximum of $20,000.

(B)	The options were granted with an exercise price equal to the fair market value of the underlying stock on the date of grant.

(C)	Amounts shown as “Other Compensation” for 2000, 2001 and 2002 are comprised of the items set forth in the table below.

					Supplemental Executive			Excess Benefit
		Qualified Plan			Retirement Plan			Plan

		401(k)		Interim
		Matching	Basic	Benefit	SERP Matching	Basic	Benefit	Benefit
		Contributions($)	Contributions($)	Supplement($)	Contributions($)	Contribution($)	Supplement($)	Supplement($)

Roger K. Brooks	2002	$10,000	$8,000	$10,858	$65,406	$51,637	$112,698	$6,602
	2001	8,500	6,800	14,841	118,963	61,374	133,948	5,641
	2000	8,500	6,800	4,200	64,192	51,304	111,970	10,641
Thomas C. Godlasky	2002	10,000	8,000	3,080	39,255	28,904	11,128	—
	2001	8,500	6,800	2,618	30,362	24,539	9,448	—
	2000	8,500	6,800	2,618	29,627	23,070	8,882	—
Mark V. Heitz	2002	10,000	8,000	7,000	30,042	24,033	21,029	—
	2001	8,500	6,800	5,950	16,712	14,917	13,052	—
	2000	8,500	6,800	4,200	27,417	21,933	19,191	1,750
Gary R. McPhail	2002	10,000	8,000	—	17,453	11,337	—	—
	2001	8,500	6,800	—	23,006	17,120	—	—
	2000	8,500	6,800	—	23,891	18,120	—	—
Melinda S. Urion	2002	10,000	8,000	—	7,922	2,837	—	—
	2001	—	—	—	—	—	—	—
	2000	—	—	—	—	—	—	—

(D)	Mr. Heitz received a Special Performance bonus in 2000, 2001 and 2002.

Option Grants Table

      The following table presents information regarding stock options granted during the year ended December 31, 2002. The two columns on the right project the amount that could be earned if the common stock price appreciates at the annual rates indicated and if the options are held until the expiration dates shown. There is no assurance that any particular level of potential realizable value will actually be earned.

Option Grants For Fiscal Year 2002

	Individual Grants

	Number of	% of Total
	Securities	Options			Potential Realizable Value at
	Underlying	Granted to	Exercise		Assumed Annual Rates of
	Options	Employees in	Price	Expiration	Stock Price Appreciation for
	Granted(1)	Fiscal Year	($/sh)	Date	Option Term($)(3)

Name					5%	10%

Roger K. Brooks	120,000(1)	18.87%	$38.27	2/8/2012	$2,888,136	$7,319,103
Thomas C. Godlasky	60,000(1)	9.43%	38.27	2/8/2012	1,444,068	3,659,551
Mark V. Heitz	50,000(1)	7.86%	38.27	2/8/2012	1,203,390	3,049,626
Gary R. McPhail	50,000(1)	7.86%	38.27	2/8/2012	1,203,390	3,049,626
Melinda S. Urion	50,000(2)	7.86%	35.30	3/1/2012	961,499	2,664,455

(1)	These options were granted on February 8, 2002 at the then fair market value of the Company’s common stock. The options vest and become exercisable on February 8, 2003, February 8, 2004 and February 8, 2005 in one-third increments respectively.

(2)	These options were granted on March 1, 2002 at the then fair market value of the Company’s common stock. The options vest and become exercisable on March 1, 2003, March 1, 2004 and March 1, 2005 in one-third increments respectively.

(3)	Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option period. The Company’s stock price at the end of the ten-year term for the options granted to Ms. Urion are $57.50 and $91.56, for five percent and ten percent appreciation, respectively and for all other executive officers are $62.34 and $99.26, for five percent and ten percent appreciation, respectively. The numbers are calculated based on requirements promulgated by the Securities and Exchange Commission. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised (if the executive were to sell the shares on the date of exercise), so there is no assurance that the value realized will be at or near the potential realizable value as calculated in this table. The total gain to all shareholders using Ms. Urion’s values would be $866,802,605 and $2,196,647,988 at five percent and ten percent annual appreciation, respectively. The total gain to all shareholders using all other Named Executive Officers’ values would be $939,731,890 and $2,381,465,113 at five percent and ten percent annual appreciation, respectively. The aggregate gains for the Named Executive Officers represent less than 0.84 percent of the gain to all shareholders.

Option Exercises and Values Table

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Value

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at FY-End(#)		FY-End($)(1)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Roger K. Brooks(2)	—	—	700,000	0	1,998,600	0
Thomas C. Godlasky	—	—	123,334	111,666	404,636	151,614
Mark V. Heitz	—	—	246,313	101,666	1,871,662	151,614
Gary R. McPhail	—	—	130,000	100,000	381,014	137,836
Melinda S. Urion	—	—	0	50,000	0	0

(1)	Based on a closing stock price of $28.27 per share on December 31, 2002, the last business day of the Company’s fiscal year and the exercise price of in-the-money options multiplied by the number of shares subject to in-the-money options.

(2)	All awarded options became immediately exercisable in accordance with the option plans upon Mr. Brooks reaching age 65.

Stock Incentive Plans

      On September 15, 1996, the Company’s board of directors adopted the AmerUs Group Co. Stock Incentive Plan (the “1996 Stock Plan”). The 1996 Stock Plan was approved by the Company’s shareholders and became effective on December 4, 1996. No grants were made under the 1996 Stock Plan until July 28, 1997. The purpose of the 1996 Stock Plan is to enable the Company to attract and retain employees and to align employees’ interest with the performance of the Company. The 1996 Stock Plan provides for the grant of options (including incentive stock options and non-qualified stock options), stock appreciation rights and restricted stock awards. No options were granted to the Named Executive Officers under the 1996 Stock Plan in 2002.

      On February 11, 2000, the board of directors adopted the AmerUs Group 2000 Stock Incentive Plan (the “2000 Stock Plan”). The 2000 Stock Plan was approved by the shareholders and became effective May 5, 2000. Options were granted to the Named Executive Officers under the 2000 Stock Plan in 2002.

      It is the policy of the Company not to grant any stock options or stock appreciation rights with an exercise price less than the fair market value of a share of common stock on the date of the grant of such award or reprice any stock option or stock appreciation right, except in the event of merger, reorganization, consolidation, recapitalization, stock dividend or other similar event.

Executive Stock Purchase Plan

      In November 1998, the Company adopted the AmerUs Group Co. Executive Stock Purchase Plan (the “Stock Purchase Plan”) to encourage direct, long-term ownership of the Company’s securities by executive officers and certain senior officers. Under the Stock Purchase Plan, up to $25 million of common stock or the Company’s 7.00% Adjustable Conversion-rate Equity Securities Units (“ACES Units”) could be purchased in open market or negotiated transactions with independent parties. Purchases were to be financed by full recourse personal loans at market interest rates to the participants from a bank. The current liability of the Company in respect to the principal amount of the loan is limited to $20.1 million. The Company agreed to guarantee the loans, interest and other fees in the event of default, but has recourse to the participants if it incurs a loss under the guarantee. Participants in the Stock Purchase Plan are fully liable for any losses, as well as for the repayment of the loan plus interest when it comes due. Loans made to participants in the Stock Purchase Plan mature in March 2004. A total of 49 officers of the Company and its subsidiaries, including the Named Executive Officers, except Ms. Urion who was not an employee at the time, elected to participate in the Stock Purchase Plan.

Savings and Profit Sharing Plans

      Each of the Named Executive Officers participates in the All*AmerUs Savings & Retirement Plan (the “Savings & Retirement Plan”), a profit sharing plan containing a qualified cash or deferred arrangement and the nonqualified All*AmerUs Supplemental Executive Retirement Plan (the “Supplemental Plan”). Of the Named Executive Officers, only Mr. Brooks participates in the nonqualified All*AmerUs Excess Benefit Plan (the “Excess Plan”).

      Under the Savings & Retirement Plan, the Company will contribute four percent of each eligible participating employee’s compensation as of the end of a plan year in accordance with plan provisions (“Basic Contribution”). With the merger of the AAG Employee Stock Ownership Plan (the “AAG ESOP”), beginning with the 1999 Plan year, this Basic Contribution is made in the form of cash and shares of the Company’s common stock; the portions of cash and stock will be determined at the end of each year and may vary year to year. The shares of stock contributed as part of the Basic Contribution are made in accordance with the plan provision of the Employee Stock Ownership Plan (“ESOP”) component of the Savings & Retirement Plan. In addition, the Company makes a maximum matching contribution equal to five percent of an employee’s compensation for the first four percent of salary deferral (“Matching Contributions”).

      The Company may also contribute to the Savings and Retirement Plan and the Supplemental Executive Retirement Plan on behalf of each participating employee who was, as of December 31, 1995, an active participant in either the qualified pension plan (the “AML Frozen Pension Plan”) or the nonqualified supplemental retirement plan (the “AML Frozen SERP”) for certain former employees of American Mutual Life Insurance Company or Central Life Assurance Company, predecessor companies to AmerUs Life. Any contribution made is the percentage of such employee’s compensation (“Interim Benefit Supplement”) necessary to make up any shortfall between the amount to which such employee would have been entitled under either the AML Frozen Pension Plan or the AML Frozen SERP as compared to such employee’s projected benefits under the Savings & Retirement Plan and Supplemental Plan. The amount of the Interim Benefit Supplement made on behalf of any eligible employee is reduced by any discretionary profit sharing contribution allocated to such employee under the Savings & Retirement Plan and the Supplemental Plan. Of the Named Executive Officers, only Messrs. Brooks and Godlasky received an Interim Benefit Supplement in 2002.

      The Company may also contribute to the Savings & Retirement Plan and Supplemental Plan, on behalf of each AAG employee who was, as of January 1, 1999, an active qualifying AAG employee for the AAG Money Purchase Pension Plan (the “AAG MPPP”), a certain percentage of such employee’s compensation (the “AAG Interim Benefit Supplement”) in order to make up any shortfall between the projected benefits such employee would have had under the AAG MPPP as compared to such employee’s projected benefits under the Savings & Retirement Plan and Supplemental Plan. The amount of the Benefit Supplement made on behalf of any eligible AAG employee is reduced by any discretionary contribution allocated to such employee under the Savings & Retirement Plan and the Supplemental Plan. Of the Named Executive Officers, only Mr. Heitz receives a AAG Interim Benefit Supplement.

Frozen Plans

      The benefits under the AML Frozen Pension Plan and the AML Frozen SERP were curtailed as of December 31, 1995. The following table sets forth the frozen accrued monthly benefits payable as a straight life annuity to each of the Named Executive Officers under the AML Frozen Pension Plan and the AML Frozen Pension Plan and the AML Frozen SERP, assuming retirement at age 65 (current normal retirement age):

Pension Table

Frozen Accrued Benefits

Monthly
Name	Benefits($)

Roger K. Brooks	17,363
Thomas C. Godlasky	671
Mark V. Heitz	0
Gary R. McPhail	0
Melinda S. Urion	0

Supplemental Benefit Agreement

      In April 1999, the Company entered into a Supplemental Benefit Agreement with each of its Named Executive Officers, which were amended in February 2000. These agreements provide that in the event of (i) a change of control of the Company (as defined below) and (ii) a termination by the Named Executive Officer for “good reason” or a termination of the Named Executive Officer not for cause within two years of a change of control, the Named Executive Officer shall be entitled to: (1) a cash severance payment in an amount equal to three times such officer’s annual base compensation and bonus; (2) continuation of employee welfare benefits for three years; and (3) immediate vesting of benefits under the Savings and Retirement Plan, the Supplemental Plan and the Excess Plan. Payments to any of the Named Executive Officers under the Supplemental Benefit Program will be increased to offset the affects of any excise taxes payable with respect to such payments.

      For purposes of the Supplemental Benefit Program, a change of control shall be deemed to have occurred upon the happening of any one of the following events: (1) the individuals who, prior to any merger, consolidation, dissolution or similar transaction (“Transaction”), constituted the Company’s board of directors, ceasing to constitute at least a majority thereof, unless the election, or the nomination for election of each director of the Company for a period of two years following consummation of the Transaction was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company prior to such Transaction; or (2) any acquisition of twenty-five percent or more of the Company’s common stock.

      Also, for purposes of the Supplemental Benefit Program, termination for “good reason” means a change of control and the occurrence of any one of the following events without the Named Executive Officer’s consent: (1) the assignment to such officer of duties substantially inconsistent with such officer’s position, duties, responsibility or status with the Company or a substantial reduction of such officer’s duties or responsibilities, as compared with such officer’s duties or responsibilities prior to such reduction, or any removal of such officer from, or any failure to re-elect the officer to, the position such officer held at the time of such removal or failure to re-elect, except in connection with termination of employment for cause; (2) a reduction in the amount of such officer’s base compensation, a material reduction in payments received by such officer under any bonus or incentive plans in which the such officer participates or a material reduction in any other perquisites to which such officer is entitled; (3) the relocation of such officer’s principal office to a location more than thirty-five miles from the location of such office immediately prior to such change of control; or (4) any material breach by the Company of any of the provisions of the Supplemental Benefit Agreement.

HUMAN RESOURCES AND COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

      The Company’s executive compensation program is administered by the human resources and compensation committee of the board of directors (the “compensation committee”). The compensation committee, which is composed of non-employee directors, is responsible for approving chief executive officer compensation and reporting to the board on all elements of compensation for the executive officers. The compensation committee has furnished the following report on executive compensation for fiscal year 2002.

      Compensation Philosophy. The Company’s executive compensation programs are designed to attract and retain executives who will contribute to the Company’s long-term success, to reward executives for achieving the Company’s short- and long-term strategic goals, to link executive compensation and shareholder interests through Company performance and equity-based plans, and to recognize individual contributions to Company performance.

      Compensation Practices. Compensation for the Company’s executive officers consists of three principal elements: base salary, annual incentive, and long-term incentive. The combination and relative weighting of these elements reflect the Committee’s belief that executive compensation should be closely tied to the Company’s profitability and shareholder value. The committee established specific measurable goals for Roger K. Brooks, chairman, president and chief executive officer in order to assess 2002 performance. These goals included earnings per share targets, growth in revenue objectives, profitability goals, expense containment ranges and management development plans. A comprehensive review of results versus these goals preceded the decisions reported below.

      Base Salary. Base salary is baseline cash compensation and is determined by the competitive market and individual performance. Base pay for each executive officer is established each year based on a salary range that corresponds to the executive officer’s job responsibilities and the executive officer’s overall individual job performance. Base salary for Roger K. Brooks was increased from $710,000 to $ 750,000 effective March 1, 2003.

      Annual Incentive. The Company’s annual incentive program acknowledges Company and individual performance. Generally, awards under the annual program can be paid only if the Company achieves certain pre-approved targets established by the Committee. The annual program is intended to bring the executives’ total cash compensation (base salary and annual incentive) to the 50th percentile of surveyed companies when all Company profitability and individual performance criteria are met. In those circumstances where performance exceeds pre-approved targets, the total cash compensation could exceed the 50th percentile. Based on results of the Company against the pre-determined targets, an award of $710,000 was granted for 2002 performance to Mr. Brooks.

      Long-Term Incentive. The Company has established a long-term incentive plan utilizing a Stock Option Plan designed to align the interests of executive officers with those of the Company’s shareholders. Under the Company’s Stock Option Plan, stock options may be granted to executive officers and other key employees of the Company and its subsidiaries and affiliates. All stock options granted to the Company’s executive officers will be granted with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and will generally vest over three or five years. Vesting is designed to encourage the creation of stockholder value over the long term since no benefit will be realized from the stock option grant unless the price of the Common Stock rises over a number of years. Mr. Brooks was granted 100,000 share options as of February 14, 2003.

      Other elements of executive compensation include participation in a Company-wide medical and insurance benefits plan, and the ability to defer compensation pursuant to a 401(k) plan. The Company presently makes matching contributions for all participants in the 401(k) plan subject to a maximum Company match of five percent for the first four percent of salary deferral. Additionally, a core contribution of four percent of base salary plus annual incentive is contributed to all participants’ accounts. In 2002, a portion of the core contribution of four percent will be offset by the ESOP component in the 401(k).

      Mr. Brooks receives no other material compensation or benefits not provided to all executive officers.

      The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. The Company’s policy is to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax laws.

HUMAN RESOURCES AND COMPENSATION
COMMITTEE OF THE BOARD
OF DIRECTORS

John W. Norris, Jr., Chairman
Malcolm Candlish
Alecia A. DeCoudreaux
Thomas F. Gaffney

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the human resources and compensation committee are set forth in the preceding section. There are no members of the human resources and compensation committee who were officers or employees of the Company or any of its subsidiaries during the fiscal year, formerly officers of the Company, or had any relationship otherwise requiring disclosure hereunder.

PERFORMANCE GRAPH

      The following Performance Graph compares the cumulative total shareholder return on the Company’s common stock for the period from January 28, 1997, the date of the Company’s initial public offering, through December 31, 2002, with the cumulative total return of the Russell 2000 stock index and a peer group of companies (the “Peer Group”) consisting of twelve life insurance companies whose stock is publicly traded to which the Company compares its business and operations: Conseco Inc., Delphi Financial Group, Inc., FBL Financial Group, Inc., Great American Financial Resources, Inc., Jefferson-Pilot Corporation, Kansas City Life Insurance Company, Lincoln National Corporation, MONY Group, Inc., Phoenix Companies, Inc., Presidential Life Corporation, Principal Financial Group, Inc. and Protective Life Corporation. The graph assumes a $100.00 investment on January 28, 1997 and the reinvestment of dividends. The return of the Peer Group is based on the return of each company included therein weighted to reflect each such company’s stock market capitalization.

CUMULATIVE TOTAL RETURNS

Period Beginning January 28, 1997 and Ending December 31, 2002

Total Shareholder Returns

	1/28/97	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

AmerUs Group Co.	$100.00	$225.82	$139.02	$145.37	$208.44	$233.37	$186.37
Peer Group	100.00	146.67	172.95	157.53	184.83	166.68	151.33
Russell 2000	100.00	119.25	115.14	137.73	131.94	133.30	104.54

EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes information about the Company’s equity compensation plans as of February 28, 2003. All outstanding awards relate to the Company’s common stock.

			(c) Number of Securities
			Remaining Available for
	(a) Number of Securities to	(b) Weighted-Average	Future Issuance Under Equity
	be Issued Upon Exercise	Exercise Price of	Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders	3,469,317	$27.10	8,364
Equity compensation plans not approved by security holders(1)	305,881	29.89	53,600

Total	3,775,198	$27.33	61,964

(1)	Includes phantom stock units issued under the MIP Plan to senior executives and other management employees and stock appreciation rights under the Non-Employee Plan which may be paid in cash or Company common stock. Historically, the Company’s practice has been to pay participants, on exercise of a stock appreciation right or the end of the deferral period relative to phantom stock units, as applicable, in cash only.

Equity Compensation Plans not Approved by Security Holders

      The Company adopted the MIP Deferral Plan on September 1, 1998 (referred to as the MIP Plan, or SEIP, with respect to senior executives). A description of the material features of the MIP Plan is contained in footnote (A) to the Summary Compensation Table on page 13 of this proxy statement. Other management employees participate in the MIP Plan on essentially the same terms as senior executives’ participation which is described in this proxy statement.

      On February 12, 1999, the Company adopted the AmerUs Group Co. Non-Employee Stock Option Plan (Non-Employee Plan) to give agents of the Company and/or its subsidiaries who make significant contributions to the success of the Company and/or its subsidiaries an interest in the Company’s performance. Under the Non-Employee Plan, participants may receive stock options and/or stock appreciation rights. On exercise of stock appreciation rights, a participant may be paid in cash or stock, in the discretion of the Company.

PROPOSAL 2

APPROVAL OF THE AMERUS GROUP CO.
2003 STOCK INCENTIVE PLAN

      On February 14, 2003, the Board of Directors adopted the AmerUs Group Co. 2003 Stock Incentive Plan (the “Stock Plan”) and reserved 1,500,000 shares of common stock, no par value, (“Stock”) for issuance thereunder, subject to shareholder approval. As of the present date, no awards have been granted pursuant to the Stock Plan nor has any employee or director been specifically identified to receive an award in the future.

      At the annual meeting, the shareholders are being asked to approve the Stock Plan and the reservation of shares for issuance thereunder for the purpose of qualifying such shares for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL

Vote Required

      Approval of the Stock Plan requires that the affirmative votes of the shares of common stock present or represented by proxy and entitled to vote at the meeting exceed those votes against the proposal.

Summary of the Stock Plan

      General. The purpose of the Stock Plan is to attract and retain individuals who contribute to the Company’s success, and to enable such individuals to participate in the long-term success and growth of the Company through an equity interest in the Company. Stock options, stock awards and stock appreciation rights may be granted under the Stock Plan. Options granted under the Stock Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or “non-qualified stock options.” At February 28, 2003, there were available for awards under existing plans approximately 8,364 shares of common stock which will remain available for award.

      Administration. The Stock Plan will be administered by the human resources and compensation committee (the “Committee”) appointed by the board. The Committee shall have the power to interpret the Stock Plan, to amend awards in a manner not inconsistent with the Stock Plan, to determine the terms and conditions of awards, and to adopt such rules and regulations and guidelines for carrying out the Stock Plan as it may deem necessary or proper. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Stock Plan or in any award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. All decisions made by the Committee pursuant to the provisions of the Stock Plan shall be final and binding on all persons including the Company.

      The Committee may not grant any stock option or stock appreciation right with an exercise price less than the fair market value of a share of stock on the date of the grant of such award. Additionally, the Committee may not (i) reprice any stock option or stock appreciation right or (ii) permit the exchange of stock options issued under the Stock Plan or any other Company stock option plan for a lesser number of new stock options to be granted under the Stock Plan having a lower exercise price, except in the event of a merger, reorganization, consolidation, recapitalization, stock dividend or other similar event.

      Eligibility. Non-qualified stock options, stock awards and stock appreciation rights may be granted under the Stock Plan to employees, directors and consultants of the Company, its affiliates and subsidiaries. Incentive stock options may be granted only to employees of the Company or its subsidiaries. The committee, in its discretion, selects the employees, directors and consultants to whom options, stock awards and stock appreciation rights may be granted, the time or times at which such awards are granted and the terms and conditions of any such awards. Approximately ten directors and one hundred twenty-five officers are eligible to participate in the Stock Plan.

      Shares Subject to the Stock Plan. The total number of shares of common stock reserved and available for distribution under the Stock Plan shall be 1,500,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The maximum number of shares subject to awards which may be granted under the Stock Plan in any one year is 1,000,000, and the maximum number of shares subject to awards which may be granted under the Stock Plan to any individual in any one year is 250,000. Any shares subject to awards which, for any reason, expire or are terminated or forfeited, become available again for grant of awards under the Stock Plan. On February 28, 2003, the closing price of the common stock on the NYSE was $26.23 per share. In the event of any merger, reorganization, consolidation, stock dividend or other change in corporate structure affecting the common stock, the Committee shall make a corresponding adjustment or substitution to outstanding awards and shares available for future grant as it deems appropriate in order to reflect any such event.

      Stock Options. The Committee is authorized to determine the terms and conditions of all option grants, including the exercise price and term subject to the limitations that the option price per share may not be less than the fair market value of a share of the Company’s common stock on the date of grant and the term of an option may not be longer than ten years. Payment of the option price may be made in any manner specified by the Committee (which may include cash or common stock of the Company). The Committee shall determine the time or times during which the stock option is exercisable provided that no stock option shall be exercisable prior to the first anniversary of the grant of such stock options except in the event of a change of control or termination of employment in certain circumstances.

      Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights either in tandem with options under the Stock Plan or for cash compensation alone. A stock appreciation right issued in connection with an option can be exercised only to the extent the option with respect to which it is granted is not exercised, and is subject to the same terms and conditions as the option to which it relates. If the Committee issues stock appreciation rights not in tandem with stock options, the Committee is authorized to determine the terms and conditions of such award, including without limitation the exercise price and times during which such stock appreciation rights are exercisable, provided that no such stock appreciation right shall be exercisable prior to the first anniversary of the grant of such stock appreciation right except in the event of a change of control or a termination of employment under certain circumstances. Upon exercise of a stock appreciation right, the holder will be entitled to receive, for each share with respect to which the stock appreciation right is exercised, an amount (the “Appreciation”) equal to the difference between the option price of the related option (or the exercise price stated in the stock appreciation right agreements for stock appreciation rights not granted in conjunction with stock options) and the fair market value of a share of Stock on the date of exercise of the stock appreciation right. The Appreciation will be payable in cash or common stock, at the discretion of the Committee.

      Restricted Stock. The Committee is authorized to award restricted stock under the Stock Plan subject to such terms and conditions as the Committee may determine in accordance with the Stock Plan. The Committee has the authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock, and the date or dates on which the restrictions on the restricted stock will lapse. The grant of restricted stock may be conditioned upon the completion of a specific period of service with the Company, upon the attainment of specified performance goals, or upon such other criteria as the Committee may determine. In no event (other than a change of control or a termination of employment in certain circumstances) may the restrictions applicable to the restricted stock under the Stock Plan or the participant’s restricted stock agreement lapse prior to the first anniversary of the grant of such restricted stock. The maximum number of shares of restricted stock issued under the Stock Plan shall be 225,000 shares of restricted stock.

      Termination of Employment. All of the terms relating to the exercise, cancellation or other disposition of an option, stock appreciation right or restricted stock upon a termination of employment with or service to the Company, its affiliates or subsidiaries, whether by reason of disability, retirement, death or other termination will be determined by the Committee. Such determination will be made at the time of such award and shall be specified in the written agreement evidencing the award. Unless otherwise determined by the Committee at grant, if a recipient of an award is involuntarily terminated for cause or, in the case of restricted stock which is subject to a restricted period, the award or portion of the award of restricted stock in the restricted period shall terminate immediately as of the date of the termination of employment.

      Amendment and Termination of the Plan. The Board may amend, alter, suspend or terminate the Stock Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the Stock Plan to the extent necessary and desirable to comply with applicable laws and regulations (including without limitation the New York Stock Exchange listing requirements) or that would (i) decrease the exercise price of a stock option or stock appreciation right to less than the fair market value of a share of Stock on the date of grant or (ii) render a stock option or stock appreciation right exercisable prior to the first anniversary of the grant of such award, except as otherwise provided in the Stock Plan. In addition, no amendment may cause the restrictions on an award of restricted stock to lapse prior to the first anniversary of the date of grant of such restricted stock, except as otherwise provided in the Stock Plan. No such action by the Board or shareholders may alter or impair any option or award previously granted under the Stock Plan without the written consent of the awardee. Unless terminated earlier, the Stock Plan shall terminate ten years from the date of its approval by the shareholders.

      New Plan Benefits. Because benefits under the Stock Plan will depend on the Committee’s actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by directors, consultants, executive officers and other employees if the Stock Plan is approved by the shareholders.

Federal Income Tax Consequences

      Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than the latter of two years after grant of the option or one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months are generally taxed at a maximum federal rate of 20 percent. Capital losses are generally allowed in full against capital gains and up to $3,000 against other income. If the above holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

      Non-statutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a non-qualified stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the fair market value on the date of exercise, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20 percent (lower rates may apply depending upon when the stock is acquired and the applicable income tax bracket of the taxpayer). Capital losses are generally allowed in full against capital gains and up to $3,000 against other income.

      Stock Awards. Stock awards will generally be taxed in the same manner as non-qualified stock options. However, a stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the service provider ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the service provider will not recognize ordinary income at the time of award. Instead, the service provider will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The service provider’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

      The service provider may accelerate the date of award his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by a service provider who is an employee will be subject to tax withholding by the Company. Unless limited by Section 162(m) of the code, the Company is entitled to a deduction in the same amount as and at the time the service provider recognizes ordinary income.

      Cash Awards. Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. In the case of a recipient who is also an employee, any cash received will be subject to tax withholding by the Company. Unless limited by section 162(m) of the Code, the Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes compensation income.

      The foregoing is only a summary of the effect of federal income taxation upon optionees and the Company with respect to the grant and/or exercise of options and awards under the Stock Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee’s, director’s or consultant’s death or the income tax laws of any municipality, state or foreign country in which the employee’s or consultant’s income or gain may be taxable.

Incorporation by Reference

      The foregoing is only a summary of the Stock Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

      The audit committee reviews the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

      In this context, the audit committee has met and held discussions with management and the independent auditors. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The audit committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees) as amended.

      In addition, the audit committee has discussed with the independent auditors, the auditor’s independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

      The audit committee acts pursuant to the Audit Committee Charter adopted by the board of directors. Each of the audit committee members satisfies the definition of independent director as established under the listing standards of the New York Stock Exchange.

      In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The audit committee has appointed Ernst & Young LLP as the Company’s independent auditors for fiscal year 2003.

      Respectfully submitted by the members of the audit committee of the board of directors:

Andrew J. Paine, Jr., Chairman
David A. Arledge
Malcolm Candlish
Jack C. Pester

Independent Auditor Fees

      The following table sets forth the aggregate fees billed to the Company and subsidiaries for the fiscal year ended December 31, 2002 by the Company’s independent auditor, Ernst & Young LLP:

Audit fees	$788,500
Financial Information Systems Design and Implementation	—
All other fees:
Audit related fees (a)	1,133,123
Non-Audit related (b)(c)	1,535,146

$3,456,769

(a)	Primarily related to statutory and benefit plan audits, control and security testing, accounting and related comfort letters related to a public convertible debt offering and other advisory and consultation services on the application of accounting standards and related matters.

(b)	Includes fees for tax compliance out-sourcing arrangement, which includes the preparation of all federal and state income tax returns and premium tax returns for the Company and its affiliates, and other tax advisory, assistance and consultation services.

(c)	The audit committee has considered whether the provision of these services is compatible with maintaining Ernst & Young LLP’s independence.

PROPOSAL 3

SELECTION OF AUDITORS

      The audit committee has appointed the firm of Ernst & Young LLP to examine the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2003. The favorable vote of the holders of the majority of the outstanding shares present in person or represented by proxy and entitled to vote at the annual meeting is required for shareholder ratification of this action. Ernst & Young LLP served as the Company’s independent auditor during the 2002 fiscal year.

      KPMG LLP was the independent auditor for the Company until December 31, 2000. On February 19, 2001, management of the Company notified KPMG LLP that their appointment as independent auditor would be terminated effective upon issuance of KPMG LLP’s reports on the consolidated financial statements of the Company and subsidiaries for the year ended December 31, 2000. Ernst & Young LLP was engaged as independent auditor effective upon KPMG LLP’s termination. The decision to change auditors was recommended by the audit committee of the board of directors and approved by the board of directors.

      In connection with the audits of the two fiscal years ended December 31, 2000, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

      The audit reports of KPMG LLP on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2000 and 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      Representatives from Ernst & Young LLP will be present at the 2003 annual meeting. The representatives will have the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Loan Guarantee

      Pursuant to the Stock Purchase Plan, the Company guaranteed personal loans in the aggregate amount of approximately $24.4 million plus interest made by a bank to certain members of the Company’s management, including the Named Executive Officers. Each participant has agreed to repay the Company for any amounts paid by the Company under the guarantee in accordance with a reimbursement agreement entered into between the participant and the Company. As of February 28, 2003, the outstanding principal balances of the bank loans to the Named Executive Officers which are guaranteed by the Company were as follows: Mr. Brooks — $3,197,938; Mr. Godlasky — $1,504,759; Mr. Heitz — $1,674,722; and Mr. McPhail — $1,004,379. The opportunity to participate in the Stock Purchase Plan ended prior to Ms. Urion joining the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the 1934 Act requires certain officers and directors of the Company and persons who own more than ten percent of the Company’s common stock (such persons, “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange, and to furnish the Company with copies of all such reports. Based solely on the review of the Forms 3, 4 and 5 furnished to the Company and certain representations made to the Company, the Company believes that during the year ended December 31, 2002, there were no filing deficiencies under Section 16(a), except as follows: Messrs. Brooks, Clark, Daley, Godlasky, Heitz and McPhail and Ms. Cushing were each late in reporting three grants of phantom stock units under the SEIP; Mr. Heitz was also late in reporting one disposition of phantom stock units under the SEIP. All of the foregoing transactions are exempt from Section 16(b) of the Act by virtue of Rule 16b-3 promulgated under the Act. With respect to Named Executive Officers, the grant of phantom stock units in connection with the deferral of a portion of their annual bonus and match by the Company under the SEIP has been disclosed in footnote (A) to the Summary Compensation Table in the Company’s annual proxy statements since the inception of the bonus deferral program beginning in 1999. Additionally, the following individual, while not an Executive Officer, is an officer for purposes of Section 16(a) and had no filing deficiencies under Section 16(a), except as follows: Ms. Cushing failed to timely file her Form 3 Initial Statement of Beneficial Ownership of Securities, to timely disclose on Form 5 the acquisition of stock options granted in fiscal year 2001 and to timely disclose the acquisition of shares of the Company’s common stock acquired through the All*AmerUs Savings and Retirement Plan.

OTHER MATTERS

      Neither the board of directors nor management intends to bring any matter for action at the 2003 annual meeting of shareholders other than those matters described above. If any other matter or any proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter and upon such proposal in accordance with their best judgment.

Shareholder Proposals for the 2004 annual meeting

      Under the rules of the Securities and Exchange Commission (the “SEC”), proposals of shareholders intended to be presented at the 2004 annual meeting of shareholders (May 2004) must be received by the Company no later than November 25, 2003, as well as meet the other SEC requirements, in order to be considered for inclusion in the Company’s 2004 annual meeting Proxy Statement and form of proxy to be mailed in March 2004.

      The Company’s By-laws set forth certain procedures which shareholders must follow in order to nominate a director or present any other business at an annual meeting of shareholders. Generally, a shareholder must give timely notice to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered or mailed to and received at the principal executive offices of the Company not less than one hundred twenty (120) calendar days in advance of the date specified in the Company’s proxy statement released to shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated as the time of the previous year’s proxy statement, notice by the shareholder to be timely must be received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (iii) the class and number of shares of the Company’s capital stock that are beneficially owned by such shareholder and (iv) any material interest of the shareholder in such business, and other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the “1934 Act”) in his/her capacity as a proponent to a shareholder proposal. If you would like a copy of the relevant By-law provision regarding the requirement for mailing shareholder proposals and nominating director candidates, please contact James A. Smallenberger, Secretary, AmerUs Group Co., 699 Walnut Street, Des Moines, Iowa 50309-3948.

By Order of the board of directors

James A. Smallenberger
Senior Vice President
and Secretary

Dated: March 24, 2003

APPENDIX I

AMERUS GROUP CO. 2003 STOCK INCENTIVE PLAN

SECTION 1.     General Purpose of Plan; Definitions.

      The name of this Plan is the AmerUs Group Co. 2003 Stock Incentive Plan. The purpose of the Plan is to enable AmerUs Group Co., its Subsidiaries and Affiliates to attract and retain individuals who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company through an equity interest in the Company.

      For purposes of the Plan, the following terms shall be defined as set forth below:

      a. “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.

      b. “Award” means a Stock Appreciation Right, Restricted Stock Award, or Option granted in accordance with the terms of the Plan.

      c. “Board” means the Board of Directors of the Company.

      d. “Cause” means the willful and continued failure to substantially perform the duties with the Company (other than a failure resulting from the Participant’s Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary or Affiliate, monetarily or otherwise, including any act of dishonesty, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company.

      e. “Change of Control” shall mean any of the following events: (a) any “Person” (as such term is defined in Rule 13d-5 under the Exchange Act (as defined below) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) other than a Subsidiary of the Company (for purposes of this definition only, “Subsidiary” shall mean each of those Persons of which another Person, directly or indirectly through one or more Subsidiaries, owns beneficially securities having more than 25% of the voting power in the election of directors (or Persons fulfilling similar functions or duties) of the owned Person (without giving effect to any contingent voting rights)) or any employee benefit plan (or any related trust) of the Company or a Subsidiary of the Company, becomes the beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act) of (1) 25% or more of the common stock of the Company or (2) securities of the Company that are entitled to vote generally in the election of directors of the Company (“Voting Securities”) representing 25% or more of the combined voting power of all Voting Securities of the Company; (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or (c) there is consummated a merger, reorganization or consolidation involving the Company or any direct or indirect Subsidiary of the Company and any other corporation or other entity, other than a merger, reorganization or consolidation which results in the common stock and Voting Securities of the Company outstanding immediately prior to such merger, reorganization or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60%, respectively, of the common stock and combined voting power of the Voting Securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, reorganization or consolidation, or (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

      f. “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

      g. “Committee” means the Human Resources and Compensation Committee of the Board. If at any time there is no Committee, then the functions of the Committee specified in the Plan shall be exercised by the Board. Notwithstanding the immediately preceding two sentences, the Committee shall at all times (1) have no fewer than two (2) members and (2) consist solely of Non-Employee Directors.

      h. “Commission” means the Securities and Exchange Commission.

      i. “Company” means AmerUs Group Co., a corporation organized under the laws of the State of Iowa (or any successor corporation).

      j. “Consultant” means any person, including an advisor, engaged by the Company or a Subsidiary or Affiliate to render services to such entity or any person who is an advisor, director or consultant of an Affiliate.

      k. “Director” means a member of the Board.

      l. “Disability” means total and permanent disability as determined under the Company’s long term disability program.

      m. “Early Retirement” means retirement from active employment with the Company, any Subsidiary, and any Affiliate under the terms of the All*AmerUs Savings & Retirement Plan adopted by the Company.

      n. “Employee” means a regular employee of the Company, any Subsidiary or any Affiliate, including officers and Directors, who is treated as a full time employee in the personnel records of the Company, its Subsidiary or its Affiliate for the relevant period, but shall exclude individuals who are classified by the Company, its Subsidiary or its Affiliate as (A) leased from or otherwise employed by a third party; (B) independent contractors; or (C) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company, its Subsidiary or its Affiliate or (ii) transfers between locations of the Company or between the Company, its Subsidiary or its Affiliate or (iii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

      o. “Exchange Act” means the Securities and Exchange Act of 1934, as amended, and any successor thereto.

      p. “Fair Market Value” means, as of any date, the closing price of the Stock as of such date (or if no sales were reported on such date, the closing price on the last preceding day a sale was made) as quoted on the stock exchange or a national market system, with the highest trading volume.

      q. “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code and the requirements promulgated thereunder.

      r. “Non-Employee Director” means a director who is a Non-Employee Director under Rule 16b-3 under Section 16 of the Exchange Act and is an outside director under Section 1.162-27(e)(3) of the regulations promulgated under the Code.

      s. “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

      t. “Normal Retirement” means retirement from active employment with the Company, any Subsidiary, and any Affiliate as this term is defined in the All*AmerUs Savings & Retirement Plan adopted by the Company.

      u. “Optionee” means a Participant who receives a Stock Option.

      v. “Option Period” means, with respect to any Stock Option, the time during which an Optionee may exercise such Stock Option.

      w. “Participant” means an Employee, Director or Consultant of the Company or of any Subsidiary or Affiliate of the Company.

      x. “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, or other entity, enterprise, authority, or business organization.

      y. “Plan” means this Stock Incentive Plan.

      z. “Restricted Stock Award” means an Award of shares of Stock that are subject to restrictions under Section 7 below.

      aa. “Retirement” means Normal or Early Retirement as those terms are defined in the All*AmerUs Savings & Retirement Plan adopted by the Company.

      bb. “Stock” means the Common Stock of the Company.

      cc. “Stock Appreciation Right” means (i) a right granted under Section 6 below, to surrender to the Company all or a portion of a Non-Qualified or Incentive Stock Option in exchange for an amount in cash or shares of Stock equal to the difference between (a) the Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option, or such portion thereof, and (b) the aggregate exercise price of such Stock Option, or such portion thereof, or (ii) a right granted under Section 6 which is not in conjunction with a stock option to receive a cash payment equal in value to the appreciation on a designated number of shares of stock between the aggregate price of the Stock Appreciation Right (or such portion thereof) set by the Committee, which shall not be less than the Fair Market Value on the date on which the Stock Appreciation Right was granted and the Fair Market Value on the date on which the Participant exercises the Stock Appreciation Right.

      dd. “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5 below.

      ee. “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      ff. “Ten Percent Shareholder” means a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the company.

SECTION 2.     Administration.

      The Plan shall be administered by the Committee.

      The Committee shall have the power and authority to grant to eligible Participants, pursuant to the terms of the Plan: Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, and/or Restricted Stock Awards.

      In particular, the Committee shall have the authority:

      a. To select Participants to whom Non-Qualified or Incentive Stock Options, Stock Appreciation Rights, Restricted Stock or a combination of the foregoing from time to time will be granted hereunder;

      b. To determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights or a combination of the foregoing, are to be granted hereunder;

      c. To determine the number of shares of Stock or Stock Appreciation Rights to be covered by each such Award granted hereunder;

      d. To determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

      e. To construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

      f. To adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures.

      g. To prescribe, amend and rescind rules and regulations relating to the Plan;

      h. To modify or amend each Award in a manner not inconsistent with the Plan, including the discretionary authority to extend the post-termination exercisability period of Options or Stock Appreciation Rights longer than is otherwise provided for in the Plan, provided, however, that any such amendment is subject to Section 5 (c) of the Plan and may not impair any outstanding Award unless agreed to in writing by the Participant;

      i. To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

      j. To make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder;

      k. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

      All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.

      Notwithstanding anything contained in the Plan to the contrary, the Committee shall not: (i) grant any Stock Option or Stock Appreciation Right with an exercise price less than the Fair Market Value on the date of the grant of such Award; (ii) subject to Section 3 of the Plan, change the exercise price of any Stock Option or Stock Appreciation Right or permit the exchange of Stock Options issued under the Plan or any other Company plan for a lesser number of new Stock Options to be granted under the Plan having a lesser exercise price; or (iii) amend an award in a manner inconsistent with the Plan.

SECTION 3.     Stock Subject to Plan; Limitations.

      The total number of shares of Stock reserved and available for distribution under the Plan shall be 1,500,000 (subject to appropriate adjustments to reflect changes in capitalization of the Company). Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Stock that have been optioned cease to be subject to option, or if any shares subject to a Restricted Stock Award granted hereunder are forfeited or such Award otherwise terminates, such shares shall again be available for distribution in connection with future Awards under the Plan.

      The maximum total number of shares subject to Awards which may be granted under the Plan in any one year will be 1,000,000, and the maximum number of shares subject to Awards which may be granted under the Plan to any individual in any one year is 250,000 (in both cases, subject to appropriate adjustments to reflect changes in capitalization of the Company).

      In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in the corporate structure affecting the Stock, a corresponding substitution or adjustment to the extent appropriate to reflect the merger, consolidation, recapitalization, stock dividend or other change shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of the shares subject to outstanding Stock Options granted under the Plan, in the number and price of any Stock Appreciation Right granted under the plan and in the number of shares subject to Restricted Stock Awards granted under the Plan as may be determined by the Committee, provided that the number of shares subject to any Awards shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Rights associated with any Stock Option.

SECTION 4.     Eligibility.

      Participants who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, its Subsidiaries, or its Affiliates are eligible to be granted Stock Options, Stock Appreciation Rights, or Restricted Stock Awards. The Awards and Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each Award or grant.

SECTION 5.     Stock Options.

      Stock Options may be granted either alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Option Awards need not be the same with respect to each Optionee.

      The Stock Options granted under the Plan may be of two types: Incentive Stock Options and Non-Qualified Stock Options.

      The Committee shall have the authority to grant any Optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

      Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. Notwithstanding the foregoing, in the event an Optionee voluntarily disqualifies an option as an Incentive Stock Option within the meaning of Section 422 of the Code, the Committee may, but shall not be obligated to, make such additional grants, Awards or bonuses as the Committee shall deem appropriate, to reflect the tax savings to the Company which result from such disqualification.

      Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

      a. Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, but shall not be less than the Fair Market Value of the Stock on the date of grant of the Stock Option; provided, however, if the Option is an Incentive Stock Option granted to a Ten Percent Shareholder, the option price per each share of stock subject to such Incentive Stock Option shall be no less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date such Incentive Stock Option is granted.

      b. Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date such Stock Option is issued.

      c. Exercisability. Subject to paragraph (g) of this Section 5 with respect to Incentive Stock Options, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of the grant; provided, however, that, notwithstanding anything in the Plan to the contrary, except pursuant to Section 5(h) of the Plan and in connection with a Change of Control, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the option.

      d. Method of Exercise. Stock Options which are then exercisable may be exercised in whole or in part at any time during the Option Period by Optionee, the legal representative of the Optionee, or the legatee under the Optionee’s will through the giving of written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee; provided, however, the Committee shall accept no form of payment that would violate applicable law. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the Optionee, Restricted Stock or with the value of a Non-Qualified Stock Option equal to the difference between the Fair Market Value on the date of payment and the exercise price of such Non-Qualified Stock Option (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee). If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock Award, the shares received upon the exercise of such Stock Option shall be restricted in accordance with the original term of the Restricted Stock Award in question, except that the Committee may direct that such shall apply only to the number of such shares equal to the number of shares of Restricted Stock surrendered upon the exercise of such option. No shares of unrestricted Stock shall be issued until full payment thereof has been made. An Optionee shall have the rights to dividends or other rights of a stockholder with respect to shares subject to the option when the Optionee has given written notice of exercise and has paid in full for such shares.

      e. Non-Transferability of Options. Except as otherwise set forth in the Section 5(e), no Stock Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Optionee’s lifetime, only by the Optionee. The Committee shall have the discretionary authority, however, to grant Non-Qualified Stock Options which would be transferable to members of an Optionee’s immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. In exercising such discretionary authority, the Committee may take into account whether the granting of such transferable options would require registration with the Securities and Exchange Commission under a form other than Form S-8. A transferred Stock Option may be exercised by the transferee only to the extent that the Optionee would have been able to exercise such Stock Option had the option not been transferred.

      f. Termination of Employment for Cause. Unless otherwise determined by the Committee at grant, if an Optionee’s employment with the Company, any Subsidiary, or any Affiliate is terminated for Cause, all of such Optionee’s unvested Stock Options shall terminate immediately at the date of the termination of employment.

      g. Limit on Value of Incentive Stock Option First Exercisable Annually. The aggregate Fair Market Value (determined at the time of grant) of the Stock for which “incentive stock options” within the meaning of Section 422 of the Code are exercisable for the first time by an Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company, any Subsidiary and any Affiliate) shall not exceed $100,000.

      h. Termination of Employment. All of the terms relating to the exercise, cancellation or other disposition of a Stock Option upon a termination of employment with or service to the Company or a Subsidiary or Affiliate of the Optionee, whether by reason of Disability, Retirement, death, or other termination shall be determined by the Committee. Such determination shall be made at the time of the grant of such Stock Option and shall be specified in the written agreement evidencing such Stock Option.

      i. Vesting. The Committee shall determine the vesting period applicable to any Stock Option Award; provided, however, that no Stock Option shall vest prior to the first anniversary of the Award grant, except to the extent the Stock Option becomes exercisable under the proviso to Section 5 (c).

SECTION 6.     Stock Appreciation Rights.

      a. Stock Appreciation Right Price. The Stock Appreciation Right price per share of Stock shall be determined by the Committee at the time of grant, but shall not be less than the Fair Market Value of the Stock on the date of grant of the Stock Appreciation Right.

      b. Grant and Exercise. Stock Appreciation Rights may or may not be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Non-Qualified Stock Options. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Incentive Stock Options. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

      A Stock Appreciation Right granted in conjunction with all or part of any Stock Option may be exercised by an Optionee, in accordance with paragraph (b) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation rights have been exercised.

      c. Terms and Conditions. Stock Appreciation Rights shall be subject to the terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

1. If granted in conjunction with a Stock Option, Stock Appreciation Rights shall be exercised only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

2. Subject to the term limit in paragraph (b) of Section 5 of the Plan, Stock Appreciation Rights not granted in conjunction with Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that notwithstanding anything contained in the Plan to the contrary, except pursuant to Section 6 (c) (8) of the Plan and in connection with any Change of Control, no Stock Appreciation Right shall be exercisable prior to first anniversary date of the granting of the Stock Appreciation Right.

3. Upon exercise of a Stock Appreciation Right, an Optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option agreement (or the exercise price stated in the Stock Appreciation Right agreement for Stock Appreciation Rights not granted in conjunction with Stock Options) multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment; provided, however, the Committee shall accept no form of payment that would violate applicable law.

4. Stock Appreciation Rights whether or not granted in conjunction with a Stock Option shall be transferable only when and to the extent that a Stock Option would be transferable under paragraph (e) of Section 5 of the Plan.

5. Upon the grant of a Stock Appreciation Right granted in conjunction with a Stock Option, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been granted for the purpose of the limitation set forth in Section 3 of the Plan on the maximum number of shares subject to Awards which may be granted under the Plan in any one year and the maximum number of shares subject to Awards which may be granted to any one individual in any one year, but shall not be deemed to have been issued for purposes of the limitation set forth in Section 3 of the Plan on the total number of shares of Stock to be issued under the Plan to the extent the Optionee received cash to satisfy the Stock Appreciation Right.

6. A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

7. Stock Appreciation Rights not granted in conjunction with Stock Options shall be deemed to have been granted for purposes of the limitations set forth in Section 3 of the Plan on the total number of shares of stock subject to Awards which may be granted under the Plan in any one year and the maximum number of shares of stock subject to Awards which may be granted under the Plan to any individual in any one year and shall also be deemed to have been issued for purposes of the limitations set forth in Section 3 of the Plan on the total number of shares of stock to be issued under the Plan.

8. All of the terms relating to the exercise, cancellation or other disposition of a Stock Appreciation Right upon a termination of employment with, or service to, the Company or a Subsidiary or an Affiliate of the Participant receiving the Stock Appreciation Right, whether by reason of Disability, Retirement, death, or other termination shall be determined by the Committee. Such determination shall be made at the time of the grant of such Stock Appreciation Right and shall be specified in the written agreement evidencing such Stock Appreciation Right, unless otherwise determined by the Committee at the time of the grant. If the employment of a Participant receiving the Stock Appreciation Right is terminated for Cause, and such Stock Appreciation right is unvested, the Stock Appreciation Right shall terminate immediately as of the date of the termination of employment.

9. Vesting. The Committee shall determine the vesting period applicable to any Stock Appreciation Right Award; provided, however, that no Stock Appreciation Right Award shall vest prior to the first anniversary of the Award grant, except to the extent the Stock Appreciation Right becomes exercisable under the proviso to Section 6 (c) (2).

SECTION 7.     Restricted Stock.

      a. Administration. Shares of Restricted Stock may be issued alone or in addition to Awards granted under the Plan. The Committee shall determine the Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price, if any, to be paid by the recipient of Restricted Stock (subject to Section 7(b) hereof), the time or times within which such Awards may be subject to forfeiture, and all other conditions of the Awards. The Committee may also condition the grant of a Restricted Stock Award upon the attainment of specified performance goals, or such other criteria as the Committee may determine, in its sole discretion. The provisions of the Restricted Stock Awards need not be the same with respect to each recipient. Notwithstanding anything contained in the Plan to the contrary and except pursuant to Section 7 (b) (5) hereof or in connection with a Change of Control, no Restriction Period shall be less than one year.

      b. Awards and Certificates. The prospective Participants of an Award of shares of Restricted Stock shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award (a “Restricted Stock Award Agreement”) and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

1. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify) after the Award date by executing a Restricted Stock Award Agreement and paying whatever price, if any, is required.

2. A stock certificate in respect of shares of restricted Stock shall be issued in the name of each Participant who is awarded Restricted Stock. Such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

3. “The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the AmerUs Group Co. Stock Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and the Company. Copies of such Plan and Agreement are on file on in the offices of the Company, (699 Walnut St, Des Moines, Iowa 50309).”

4. The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

5. All of the terms relating to the satisfaction of specified performance goals and the termination of any period designated by the Committee during which the Stock subject to the Restricted Stock Award may not be sold, transferred, pledged or assigned, or any cancellation or forfeiture of such Restricted Stock Award upon a termination of employment with or service to the Company or any Subsidiary or any Affiliate of the holder of such Restricted Stock Award, whether by reason of Disability, retirement, death or other termination shall be set forth in the written agreement relating to such Restricted Stock Award. Unless otherwise determined by the Committee at grant, if a holder’s employment with the Company, any Subsidiary, or any Affiliate terminates or is involuntarily terminated with Cause, the portion of the Restricted Stock Award which is subject to a Restricted Period (as hereinafter defined) on the effective date of such holders’ termination of employment or service shall be forfeited by such holder and such portions shall be canceled by the Company.

      c. Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

1. Subject to the provisions of the Plan and the Restricted Stock Award Agreements, during such period as may be set by the Committee commencing on the grant date (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Subject to the limitation contained in the last sentence of Section 7(a) of the Plan, the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on performance and/or such factors as the Committee may determine, in its sole discretion.

2. Except as provided in paragraph c (1) of this Section 7, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote and receive any dividends. Dividends paid in Stock or other securities of the Company or Stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock.

      d. Limitation on Restricted Stock Awards. Notwithstanding anything in the Plan to the contrary, the maximum number of shares of Restricted Stock issuable under this plan shall be 225,000 shares of Stock.

SECTION 8.     Amendments and Termination.

      Subject to the next sentence, the Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the right of an Optionee or Participant under a Stock Option, Stock Appreciation Right, or Restricted Stock Award theretofore granted, without the Optionee’s or Participant’s consent. The Board may not materially alter or amend the Plan without the prior approval of the stockholders. Material amendments shall include without limitation any alteration or amendment that would:

      a. Except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

      b. Decrease the price of any Stock Option or Stock Appreciation Right to less than the Fair Market Value on the date of the granting of the Stock Option or Stock Appreciation Right;

      c. Change the class of persons who may be Participants eligible to participate in the Plan;

      d. Extend the maximum Option Term under paragraph (b) of Section 5 of the Plan, or

      e. Change the vesting period for a Stock Option or Stock Appreciation Right or a Restriction Period to a period of less than one year or render a Stock Option or Stock Appreciation Right exercisable prior to the first anniversary of such award.

      The Committee may in a manner not inconsistent with this Plan, amend the terms of any Award or option theretofore granted, prospectively or retroactively, but no amendment shall impair the rights of any holder without his consent.

SECTION 9.     Unfunded Status of the Plan.

      The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or Optionee by the Company, nothing set forth herein shall give any such Participant or Optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu thereof with respect to Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

SECTION 10.     General Provisions.

      All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the stock is listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 11.     Effective Date of Plan.

      The Plan shall be effective on the date that it is approved by a majority vote of the holders of the Company’s voting common stock.

SECTION 12.     Term of Plan.

      No Stock Option, Stock Appreciation Right, or Restricted Stock Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but Awards previously granted may extend beyond that point.

AMERUS GROUP CO.

Proxy for Annual Meeting of Shareholders on May 8, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of AmerUs Group Co. (the “Company”) appoints Roger K. Brooks, Thomas C. Godlasky and James A. Smallenberger, and each of them, with full power of substitution, as proxy to vote all shares of the undersigned in the Company, at the Annual Meeting of Shareholders to be held on May 8, 2003 and at any adjournments thereof (the “Annual Meeting”), with like effect and as if the undersigned were personally present and voting, upon the matters set forth in this proxy card.

     PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF NOMINEES DAVID A. ARLEDGE, JOHN W. NORRIS, JR. AND JOHN A. WING TO SERVE AS DIRECTORS, (2) FOR APPROVAL OF THE COMPANY’S 2003 STOCK INCENTIVE PLAN AND (3) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2003. PLEASE BE SURE TO SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

(Continued, and to be signed and dated, on the reverse side)

Address Change/Comments (make changes here and mark the corresponding box on the reverse side)

/\ FOLD AND DETACH HERE /\

If you previously consented to access annual reports, proxy statements, prospectuses and other communications electronically via the Internet, please visit us on the web at
http://www.amerus.com/invrel/2003annual.html

You can now access your AmerUs Group account held at Mellon Investor Services online.

Visit us on the web at http://www.melloninvestor.com

Please Mark Here for Address Change or [ ] Comments SEE REVERSE SIDE

FOR ALL
1.	To elect three Directors: 01. David A. Arledge 02. John W. Norris, Jr. 03. John A. Wing	FOR [ ]	WITHHOLD [ ]	EXCEPT [ ]	3.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for fiscal year 2003.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Instruction: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name in the space provided below.	4.	Such other matters as may properly come before the annual meeting or any adjournments thereof, at the discretion of the proxy holders.
REQUEST FOR ELECTRONIC ACCESS [ ]
By checking the box to the right, I consent to future access of annual reports, proxy statements, prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services, Ridgefield Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.
2. Proposal to approve the Company’s 2003 Stock Incentive Plan.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]	Dated: _________________________________________, 2003

Shareholder sign above

Co-holder if any, sign above

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and if the signer is a corporation, please sign with full name by a duly authorized officer. If stock is held in the name of more than one person, all named holders must sign the proxy.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                  Internet
        http://www.eproxy.com/amh
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Telephone
    1-800-435-6710
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and
Proxy Statement on the Internet at
http://www.amerus.com/invrel/2003annual.html